Exhibit 10.19

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO CERULEAN PHARMA INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No.

Date of Issuance: May             , 2010

Original Issue Date (as defined in Section 3(b)): May             , 2010

CERULEAN PHARMA INC.

Stock Purchase Warrant

Cerulean Pharma Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that                     , or its registered assigns (hereinafter together referred to as the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time on or after the initial closing of a Qualified Financing and prior to 5:00 p.m., Boston time, on the Expiration Date, up to such number of Warrant Shares of the Company as is equal to the Share Number, at a purchase price per share equal to the Purchase Price.

1. Certain Definitions. As used in this Warrant, the following terms shall have the following respective meanings:

(a) “Bridge Notes” means the Note plus the other Convertible Promissory Notes, all of substantially identical tenor except as to the principal amount, issued by the Company on or about the Original Issue Date.

(b) “Expiration Date” means the seventh anniversary of the initial closing of the Qualified Financing.

(c) “Loan Amount” means the principal amount of cash loaned to the Company by the initial Registered Holder, as evidenced by the Note.

(d) “Note” means the Convertible Promissory Note dated on or about the original date of this Warrant and issued by the Company to the initial Registered Holder.

(e) “Purchase Price” means, subject to adjustment as provided herein, the price per share paid for the Qualified Financing Securities by the investors in the Qualified Financing.

(f) “Qualified Financing” means the first issuance of convertible preferred stock by the Company to investors after the Original Issue Date, with immediately available gross proceeds to the Company (including proceeds from the Bridge Notes and any other indebtedness of the Company that convert into equity in such financing) of at least $10,000,000.

(g) “Qualified Financing Securities” means the shares of capital stock issued by the Company in the Qualified Financing.

(h) “Required Lenders” means the holders of at least 60% of the aggregate amount of outstanding principal under the Bridge Notes.

(i) “Share Number” means, subject to adjustment as provided herein, the number obtained by dividing ten percent (10%) of the Loan Amount by the Purchase Price.

(j) “Warrant Shares” means, subject to adjustment as provided herein, the shares of Warrant Stock issued or issuable upon exercise of this Warrant.

(k) “Warrant Stock” means the Qualified Financing Securities issued by the Company in the Qualified Financing. If the Qualified Financing Securities are converted into common stock pursuant to the Company’s Certificate of Incorporation, then, effective upon such conversion, “Warrant Stock” shall mean common stock, and the Registered Holder shall thereupon have the right to purchase the number of shares of common stock which would have been receivable by the Registered Holder upon the exercise of this Warrant for shares of Warrant Stock immediately prior to such conversion of such shares of Warrant Stock into shares of common stock, and in such event appropriate adjustment shall be made to the per share purchase price for the common stock and appropriate provisions shall be made with respect to the rights and interests of the Registered Holder to the end that the provisions hereof shall thereafter be applicable to any shares of common stock deliverable upon the exercise hereof.

2. Exercise. This Warrant shall become exercisable concurrently with the conversion of the Note into Qualified Financing Securities in the Qualified Financing, and may be exercised thereafter (but prior to the Expiration Date) as follows:

(a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b) Cashless Exercise.

(i) The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this Section 2(b), the number of

Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

            X = Y(A-B)

                        A

Where: X =	the number of Warrant Shares that shall be issued to the Registered Holder;

Y =	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of this Warrant being cancelled in payment of the Purchase Price);

A =	the Fair Market Value (as defined below) of one share of Warrant Stock; and

B =	the Purchase Price then in effect.

(ii) The Fair Market Value per share of Warrant Stock shall be determined as follows:

(1) If the Warrant Stock is listed on a national securities exchange or another nationally recognized trading system, the Fair Market Value per share of Warrant Stock shall be deemed to be (i) the average of the closing sales prices of the Warrant Stock on the national securities exchange or other nationally recognized trading system where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Required Lenders if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the 10 consecutive trading days immediately preceding the Exercise Date (as defined below), or if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (ii) if the foregoing does not apply, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, in each case during the 10 consecutive trading days immediately preceding the Exercise Date.

(2) If the Warrant Stock is not listed on a national securities exchange or another nationally recognized trading system, the Fair Market Value per share of Warrant Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the “Board”) in the exercise of its good faith judgment to represent the fair market value per share of the Warrant Stock. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Warrant Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this Section 2(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

(c) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) or 2(b) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to Section 2(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of this Warrant being cancelled in payment of the Purchase Price).

3. Adjustments.

(a) Merger. If at any time there shall be a reorganization of the shares of the Company’s capital stock (other than a combination, reclassification, recapitalization, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another person, whether or not the Company is the surviving entity (hereinafter referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive, upon exercise of this Warrant, and in lieu of the Warrant Stock otherwise issuable upon exercise or conversion of this Warrant, the securities or other property to which the Registered Holder would actually have been entitled to receive in such Merger Event as a holder of Warrant Stock if the Registered Holder had exercised its rights under this Warrant immediately prior to the Merger Event.

(b) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the Warrant Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Warrant Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of shares of Warrant Stock entitled to receive, a dividend or other distribution payable in additional shares of Warrant Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Warrant Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Warrant Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Warrant Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of shares of Warrant Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than Warrant Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of Warrant Shares issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Registered Holder.

(e) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to Section 3(a), (b) or (c), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment of the Purchase Price pursuant to this Section 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay in lieu thereof an amount in cash equal to the Fair Market Value of such fractional shares, as determined pursuant to Section 2 hereof.

5. Investment Representations. The Registered Holder represents and warrants to the Company as follows:

(a) The Registered Holder is purchasing and acquiring this Warrant, the Warrant Shares (upon exercise of this Warrant) and the shares of common stock issuable upon conversion of the Warrant Shares, if applicable (collectively, the “Securities”), for his or its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) The Registered Holder has had such opportunity as he or it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him or it to evaluate the merits and risks of an investment in the Company.

(c) The Registered Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Securities and to make an informed investment decision with respect to such purchase.

(d) The Registered Holder can afford a complete loss of the value of the Securities and is able to bear the economic risk of holding the Securities for an indefinite period of time. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) The Registered Holder understands that (i) the Securities have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Securities cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least one year and even then will not be available unless a public market then exists for the Securities, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any of the Securities under the Securities Act.

(f) A legend substantially in the following form will be placed on the certificates representing the Warrant Shares and the shares of common stock issuable upon conversion of the Warrant Shares, if applicable:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

6. Transfers. This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity or an affiliate of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 6, or (ii) a transfer made in accordance with Rule 144 under the Securities Act. Subject to the provisions of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

7. Notices of Record Date, etc. In the event:

(a) the Company shall take a record of the holders of Warrant Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the Warrant Stock, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and the Warrant Shares are not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock. The Company will at all times after a Qualified Financing reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

9. Exchange or Replacement of Warrants.

(a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. “Market Stand-Off” Agreement in Connection with Public Offering. The Registered Holder hereby agrees to be bound by the provisions of Section 8.12 of that certain Series B-1 Convertible Preferred Stock Purchase Agreement dated July 13, 2009 by and among the Company and the persons and entities listed on Schedules 1 and 2 thereto, as it may be amended hereafter.

11. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Required Lenders and the Company, which expressly refers to the Warrants and modifies or amends all Warrants in the same manner. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

14. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

15. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

16. Facsimile Signatures. This Warrant may be executed by facsimile signature.

[Signature page follows.]

EXECUTED and effective as of May             , 2010.

CERULEAN PHARMA INC.

By:

Title:

[HOLDER]

By:

Title:

EXHIBIT I

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.             ), hereby elects to purchase (check applicable box):

☐                       Warrant Shares of Cerulean Pharma Inc. covered by such Warrant; or

☐          the maximum number of Warrant Shares covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 2(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

☐	$ in lawful money of the United States; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of Warrant Shares (using a Fair Market Value of $ per share for purposes of this calculation) ; and/or

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(b).

Signature:

Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                     hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.             ) with respect to the number of Warrant Shares of Cerulean Pharma Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:                                                                                                           Signature: